UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 30, 2009


                          LIQUOR GROUP WHOLESALE, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                    000-22095                84-1039267
-------------------------------   ----------------------   ---------------------
(State or other jurisdiction of     (Commission File         (IRS Employer
         incorporation)                  Number)          Identification Number)


       4600 Touchton Road, Building 100, Suite 150, Jacksonville, FL 32246
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               (Address of Principal Executive Offices) (Zip Code)


                                  904-285-5885
                                 --------------
               Registrant's telephone number, including area code

                                      N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

                             SECTION 8 -OTHER ITEMS

ITEM 8.01 - Other Items

Breach of Contract Claims Against Drinks Americas:

On June 30, 2009, Liquor Group Wholesale, Inc. OTCBB:LIQR (Liquor Group) filed claims exceeding $1,000,000.00 of damages against Drinks Americas Holdings, LTD. OTCBB:DKAM (Drinks America), Case Number 002-JWM-CHT, in Duval County, FL, and is seeking additional damages including but not limited to:

     o    Breach of Contract
     o    Loss of Contractual Rights
     o    Loss of Future Commissions & Gross Sales
     o    Shareholder Value Damages
     o    Tortuous Interference With a Business

History:

In April 2008, the Liquor Group contracted and commenced representation of Drinks Americas' products in the State of Michigan, an agreement which was swiftly amended to include Florida and subsequently Sixteen (16) additional states (all NABCA.org listed Control States except MS) for a total representation in 18 US States. The contracts are for exclusive representation of brands marketed by Drinks Americas including: Trump Vodka & Trump Flavored Vodkas, Willie Nelson's Old Whisky River Bourbon, Damiana Liqueur, Bo Dietl's Casa BoMargo Wines, Cohete Rum & Aguilla Tequila, and other Drinks Products as they become available. These agreements utilize Liquor Group's patent pending Bailment method for the sale of alcohol products to the state level. Once delivered at the state level, the privately owned Liquor Group companies or affiliated companies take over the operations representing the goods to bar/restaurant/liquor store customers.

On or about December 19, 2008, Liquor Group notified Drinks Americas of their numerous contract violations, including but not limited to overdue marketing funding and insufficient inventory to fill customer orders in excess of $300,000.00. At this time Liquor Group suspended further depletion payments per the agreement procedures, and declared a six month notification for liquidation of Drinks Americas all remaining inventory in the possession and control of Liquor Group under the contractual agreements for re-payment of monies due. Drinks Americas' representatives only responded that they would be able to bring the agreement into compliance soon.

The multi-state inventory depletions and marketing fund positions were reconciled April 1, 2009, showing a balance due by Drinks Americas to Liquor Group, even after applying all collected funds withheld from sales of Drinks Americas' products post December 19, 2008. Drinks Americas was given time to bring their accounts current with Liquor Group and to revise the marketing agreements at this time, however no action was taken on their part to rectify the deficiencies.

After a courtesy five day notice sent on June 15, 2009, approximately $103,524.28 of Drinks Americas' inventory remaining in Liquor Group possession was declared liquidated per the terms of the contracts, and is now wholly owned by Liquor Group. The funds from the liquidation have been used to help defray Drinks Americas' marketing debt obligations to Liquor Group, which will still remain mostly unanswered.

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

At the time of this document filing, more than $830,000.00 of orders generated by Liquor Group remained unfilled by Drinks Americas, a major contract violation and contributor to the proceedings herein.


































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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             LIQUOR GROUP WHOLESALE, INC.


                                             By: /s/ Jason Bandy
                                                 -----------------------------
                                                 Jason Bandy, CFO


                                             Date: June 30, 2009


















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